Exhibit 23.3

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Centura Software Corporation of our report dated April 7, 1999, except for Note 10, which is dated as of April 22, 1999, relating to the financial statements of Raima Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
April 29, 1999